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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the registration statements of ATG Inc. Form S-8 of the ATG Inc. 401(k) PROFIT SHARING PLAN of our report dated February 26, 1999 on our audits of the consolidated financial statements of ATG, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 and on our audit of the consolidated financial statement schedule, both of which reports are included in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP


San Jose, Califronia
October 15, 1999